Exhibit 10.18

SUMMARY DOCUMENT

BANCA MONTE DEI PASCHI DI SIENA

MILAN BRANCH NO. 52 (2806)

MILAN 10/04/2019

Summary Document no. 028061900001

Summary Document – LOAN SERVICE 2806741927994

The instant Summary Document, generated in accordance with the provisions set forth in the CICR Resolution of 4 March 2003, and related implementing provisions, constitutes the frontispiece and shall be an integral part of the CONTRACT to which it is joined, and in which the following economic conditions appear.

ECONOMIC CONDITIONS OF SERVICE

ANNUAL PERCENTAGE RATE (APR)
VALUE	1.61%
REPAYMENT PERIOD
YEARS	3
MONTHS	O
CONDITIONS FOR THE FIRST REPAYMENT SCHEDULE
EQUAL FIXED-RATE MONTHLY INSTALMENT
INTEREST RATE	FIXED
FIXED-RATE VALUE	0.950000%
CONDITIONS FOR THE INTEREST-ONLY PERIOD
RATE TYPE	FIXED
FIXED-RATE VALUE	0.950000%
LATE-PAYMENT INTEREST
NON-INDEXED SPREAD TO BE ADDED TO THE LOAN INTEREST RATE
SPREAD	POINTS 3.000000 +
UNDERWRITING FEES
UNDERWRITING	€ 3,000.00
FILE-PROCESSING FEES
PROCESSING FEE	€ 3,000.00
INSTALMENT COLLECTION FEES
DIRECT-DEBIT FEES	€ 2.50
OTHER PAYMENT METHODS	€ 5.00
FEES FOR GENERATING AND SENDING NOTICES
PRODUCTION EXPENSE	€ 0.30
MAILING/SENDING EXPENSE	SEE NOTES (*)
LOAN NOVATION FEES
LOAN NOVATION (SUBROGATION)	€ 78.00
FEES FOR CALCULATING LOAN BALANCE
FEES FOR CALCULATING LOAN BALANCE	€ 26.00 SEE NOTES (**)
PREPAYMENT PENALTY
FEE TYPE	FIXED PERCENT.
FEE VALUE	1.000000%
PENALTY FOR FAILURE TO COMPLY WITH COMMERCIAL COVENANTS
FEE TYPE	FIXED PERCENT.
FEE VALUE	0.50000 %see NOTES (***)
FEES FOR SENDING REMINDER LETTERS
FEES FOR SENDING REMINDER LETTERS	€ 5.00
INTEREST-CERTIFICATION FEES
INTEREST-CERTIFICATION FEES	€ 8.00
DUPLICATE RECEIPT FEES

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 Share Capital: Euro 10,328,618,280.14 at 20.12.2017 Tax ID and Enrollment number for the Arezzo - Siena Business Register: 00884060526 - IVA MPS Group - VAT no. 01483500524 - www.mps.it - Monte dei Paschi di Siena Banking Group - Bank Code 1030.6 - Group Code 1030.6

Enrolled in the Register maintained by the Bank of Italy as no. 5274 - Member of the Interbank Deposit-Protection Fund and the National Guarantee Fund

Customer copy

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 – Share Capital: Euro 10,328,618,260.14 at 20.12.2017 – Tax ID and Registration number in the Arezzo-Siena Business Register: 00884060526 – IVA MPS Group – VAT no. 01483500524 – www.mps.it – Monte dei Paschi di Siena Banking Group – Bank Code 1030.6 – Group Code 1030.6 – Enrolled in the Register maintained by the Bank of Italy as no. 5274 – Member of the Inter-bank Fund for Deposit Protection and the National Guarantee Fund	Date 10/04/2019	MILAN Branch 52 KALEYRA S.P.A. (141890818) File no. 37899562 Archive no. 55177253	p. 2 of 8

DUPLICATE RECEIPT	€ 5.84
FEES FOR LOAN APPROVAL CERTIFICATION
FEES FOR LOAN APPROVAL CERTIFICATION	€ 52.00
REPAYMENT-SCHEDULE COPY FEE
REPAYMENT-SCHEDULE COPY FEE	€ 6.00
REPAYMENT PLAN CHARACTERISTICS
MPS IMPRESA CRESCITA – ADD ON 2018 KIRO AA1-A3 TF
INSTALMENT REPAYMENT FREQUENCY	MONTHLY
INTEREST-CALCULATION METHOD	STANDARD YEAR
TAX TREATMENT
STAMP DUTY	€ 0.00
RECORDING CHARGE	€ 0.00

NOTICES

Please note that Customer may prepay the loan, either in whole in part, by providing the notice required in the body of the contract.

•

Customer has the right, in any mortgage or loan document, to transfer the contract (known as “portability”) to another intermediary without paying any penalty or charges of any kind, insofar as permitted by law. Bank of Italy Guides on mortgage loans offered to consumers are available at Bank locations.

FEES FOR NOTICES: Mailing expenses shall be applied in accordance with the fee schedule as negotiated between the bank and the leading market operators. This is posted on the bank’s website (www.mps.it) and available at any bank branch. Fees are waived for any disclosures or notices sent electronically insofar as contemplated by law.

*	NOTE-fees for generating and sending notices required under Art. 118 (Unilateral changes) of the Consolidated Banking Act, regardless of the channel used, are likewise waived.
**	NOTE - Amount only required where the total or partial payment takes place after the current instalment is due per the repayment schedule.
***	NOTE - Percentage to be applied against the remaining loan balance; the amount shall be received, in the manner set forth by contract, only if the bank verifies a breach of the commercial covenant.

REPAYMENT SCHEDULE

Instalment number	Due date	Interest portion	Principal portion	Loan instalment*	Principal balance
1	31.05.2019	475.00	16,436.89	16,911.89	583,563.11
2	30.06.2019	461.99	16,449.90	16,911.89	567,113.21
3	31.07.2019	448.96	16,462.93	16,911.89	550,650.28
4	31.08.2019	435.93	16,475.96	16,911.89	534,174.32
5	30.09.2019	422.89	16,489.00	16,911.89	517,685.32
6	31.10.2019	409.83	16,502.06	16,911.89	501,183.26
7	30.11.2019	396.77	16,515.12	16,911.89	484,668.14
8	31.12.2019	383.70	16,528.19	16,911.89	468,139.95
9	31.01.2020	370.61	16,541.28	16,911.89	451,598.67
10	29.02.2020	357.52	16,554.37	16,911.89	435,044.30
11	31.03.2020	344.41	16,567.48	16,911.89	418,476.82
12	30.04.2020	331.29	16,580.60	16,911.89	401,896.22
13	31.05.2020	318.17	16,593.72	16,911.89	385,302.50
14	30.06.2020	305.03	16,606.86	16,911.89	368,695.64
15	31.07.2020	291.88	16,620.01	16,911.89	352,075.63
16	31.08.2020	278.73	16,633.16	16,911.89	335,442.47
17	30.09.2020	265.56	16,646.33	16,911.89	318,796.14
18	31.10.2020	252.38	16,659.51	16,911.89	302,136.63
19	30.11.2020	239.19	16,672.70	16,911.89	285,463.93

Customer copy

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 – Share Capital: Euro 10,328,618,260.14 at 20.12.2017 – Tax ID and Registration number in the Arezzo-Siena Business Register: 00884060526 – IVA MPS Group – VAT no. 01483500524 – www.mps.it – Monte dei Paschi di Siena Banking Group – Bank Code 1030.6 – Group Code 1030.6 – Enrolled in the Register maintained by the Bank of Italy as no. 5274 – Member of the Inter-bank Fund for Deposit Protection and the National Guarantee Fund	Date 10/04/2019	MILAN Branch 52 KALEYRA S.P.A. (141890818) File no. 37899562 Archive no. 55177253	p. 3 of 8

20	31.12.2020	225.99	16,685.90	16,911.89	268,778.03
21	31.01.2021	212.78	16,699.11	16,911.89	252,078.92
22	28.02.2021	199.56	16,712.33	16,911.89	235,366.59
23	31.03.2021	186.33	16,725.56	16,911.89	218,641.03
24	30.04.2021	173.09	16,738.80	16,911.89	201,902.23
25	31.05.2021	159.84	16,752.05	16,911.89	185,150.18
26	30.06.2021	146.58	16,765.31	16,911.89	168,384.87
27	31.07.2021	133.30	16,778.59	16,911.89	151,606.28
28	31.08.2021	120.02	16,791.87	16,911.89	134,814.41
29	30.09.2021	106.73	16,805.16	16,911.89	118,009.25
30	31.10.2021	93.42	16,818.47	16,911.89	101,190.78
31	30.11.2021	80.11	16,831.78	16,911.89	84,359.00
32	31.12.2021	66.78	16,845.11	16,911.89	67,513.89
33	31.01.2022	53.45	16,858.44	16,911.89	50,655.45
34	28.02.2022	40.10	16,871.79	16,911.89	33,783.66
35	31.03.2022	26.75	16,885.14	16,911.89	16,898.52
36	30.04.2022	13.37	16,898.52	16,911.89	0.00

*	To the amount of each individual loan instalment, costs for “Instalment fees” and “Fees for generating and mailing/sending notices” as set forth in the “Economic conditions of service” shall be added.

Customer copy

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 – Share Capital: Euro 10,328,618,260.14 at 20.12.2017 – Tax ID and Registration number in the Arezzo-Siena Business Register: 00884060526 – IVA MPS Group – VAT no. 01483500524 – www.mps.it – Monte dei Paschi di Siena Banking Group – Bank Code 1030.6 – Group Code 1030.6 – Enrolled in the Register maintained by the Bank of Italy as no. 5274 – Member of the Inter-bank Fund for Deposit Protection and the National Guarantee Fund	Date 10/04/2019	MILAN Branch 52 KALEYRA S.P.A. (141890818) File no. 37899562 Archive no. 55177253	p. 4 of 8

MPS IMPRESA CRESCITA – ADD ON 2018 KIRO AA1-A3 TF LOAN

Between BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3, MILAN BRANCH NO. 52 Share Capital: Euro 10,328,618,260.14 at 20.12.2017 Tax ID and Enrollment number for the Arezzo - Siena Business Register: 00884060526 - Gruppo IVA MPS - VAT no. 01483500524 www.mps.it - Monte dei Paschi di Siena Banking Group - Bank Code 1030.6 - Group Code 1030.6 - enrolled in the Register maintained by the Bank of Italy as no. 5274; member of the Interbank Deposit-Protection Fund and the National Guarantee Fund, hereinafter denoted “Bank”, by and through Ms Barbara Cimino, born in ZAMBIA on 18.05.1970 - Tax ID no. CMNBBR70E58Z355Z as Branch Manager;

and the Company KALEYRA S.P.A. with registered offices in VIA TEODOSIO 65 POST CODE 20131 CITY MILAN Tax Code/VAT number 12716960153, that is referred to herein as Borrower represented by Mr CALOGERO DARIO, born in MILAN on 07.06.1962, resident in MILAN ,VIALE LOMBARDIA 12, tax code CLGDLP62H07F205X, in his capacity as CHAIRMAN OF THE BOARD;

NOW THEREFORE, the Parties agree as follows:

ART. 1 - Purpose, conditions of approval, and use of loan proceeds - Repayment terms and conditions

Bank herewith grants Borrower a Euro 600,000.00 (SIX HUNDRED THOUSAND AND 00/100 EURO) loan.

The loan term shall be thirty-six (36) months.

Borrower undertakes to repay the aforementioned amount in thirty-six (36) months by paying a total of thirty-six monthly instalment payments, including principal and interests (defined as “repayment”).

The repayment period shall begin on 01.5.2019, with the first instalment due immediately thereafter, on 31.5.2019.

Borrower shall further agree to pay Bank interests accruing from the date the loan is disbursed until the date the repayment period commences (technical, pre-repayment period), in the amount stated in Art. 2, infra. 2.

Annexed to the instant contract is the repayment schedule which includes, in addition to the interest-only instalment dates, the portions of principal included in the individual monthly repayment instalments to be paid gradually over the agreed-upon time period. That same repayment schedule shows the remaining principal balance on a month-by-month basis across the repayment period.

The foregoing repayment instalments include, in addition to the principal amount appearing in the annexed schedule, the interests accruing at the rate set forth in Art. 2, infra.

The amount for each of the aforementioned instalments will appear in the notices relating to the individual deadlines.

ART. 2 - Rate conditions

A 0.950% nominal annual interest rate shall be applied to determine repayment interests; a 0.950% interest rate shall apply to pre-repayment interest.

The aforementioned interest rate shall remain fixed throughout the loan term.

The repayment plan, annexed to the instant contract, was developed based on the term contemplated in Article 1, supra, at the nominal annual interest rate under the instant article.

Interests both during the pre-repayment period as well as in the amortisation period shall be calculated on a commercial-year basis.

ART. 3 - Conditions of loan disbursement - Joint and indivisible nature of the duties

Bank undertakes to disburse the agreed-upon amount to Borrower within one (1) day’s receipt of a copy of the instant contract, duly executed by Borrower, upon vetting compliance with all agreed-upon contract conditions, as stated below:

covenant on:

Foreign cash proceeds            .Outgoing cash flows         ,Incoming SEPA wire transfers

Bank shall pay the amount into account no. 1589301 held by Borrower at Bank’s MILAN BRANCH NO. 52.

Borrower states that all duties assumed with the instant legal document shall constitute a single, indivisible duty including with respect to their successors and assigns, albeit on individual assets.

ART. 4 - Late-payment interests

All amounts due and payable for any reason under the instant contract shall give rise to late-payment interests as against Borrower and for the benefit of Bank in accordance with the applicable provision of the Civil Code.

The late-payment interest rate has been set by increasing the agreed-upon rate as set forth supra, and as applicable from time to time, by 3.000 annual percentage points.

Failure to make full and timely payment on all agreed-upon instalments, and against any other amount due at the stated deadlines shall, moreover, give Bank the right to accelerate Borrower’s loan, and thus give Bank the right to demand payment of the entire outstanding balance without requiring any formal notice of default, as well as the right to take action in any forum to collect its credit.

ART. 5 - Duties incumbent on Borrower; loan acceleration; contract termination

Borrower undertakes to immediately report any threats, service of process, injunction, judgements, adjudication of protested bills, etc., and any material or legal change, howsoever incurred, which is prejudicial to its equity, financial, or economic position, to Bank immediately.

The occurrence of any situation under Art. 1186 of the Civil Code - including events that might have a negative impact on the equity, financial, or economic position - shall trigger loan acceleration.

The parties stipulate that the following situations shall be deemed equivalent to the statutory scenarios:

•	Borrower is subject to protested bills, receiverships or enforcement proceedings or judicial liens, or takes any action serving to diminish its equity, financial, or economic position.

Bank, furthermore, shall have the right to terminate the contract pursuant to Art. 1456 of the Civil Code if

Customer copy

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 – Share Capital: Euro 10,328,618,260.14 at 20.12.2017 – Tax ID and Registration number in the Arezzo-Siena Business Register: 00884060526 – IVA MPS Group – VAT no. 01483500524 – www.mps.it – Monte dei Paschi di Siena Banking Group – Bank Code 1030.6 – Group Code 1030.6 – Enrolled in the Register maintained by the Bank of Italy as no. 5274 – Member of the Inter-bank Fund for Deposit Protection and the National Guarantee Fund	Date 10/04/2019	MILAN Branch 52 KALEYRA S.P.A. (141890818) File no. 37899562 Archive no. 55177253	p. 5 of 8

•	Borrower fails to make payment of even a single repayment instalment;

•	Borrower breaches any duty incumbent on the same under the instant contract, except those set forth in the article entitled “Commercial Covenants - Offsets”, infra.

In instance of any contract lapse or termination, Bank shall further have the right to demand immediate repayment of the outstanding balance of principal, interests (including late-payment interests) to the extent permitted under Article 4, infra, and all ancillary charges, and take action (without any formal notice to Borrower required). Bank shall choose the means and procedure therefor at its discretion. The foregoing is subject, regardless, to all security interests and/or personal guarantees pledged by Borrower, whether pending or acquired hereafter.

ART. 6 - Commercial Covenants - Off-sets

Throughout the loan term, Borrower shall pledge (hereinafter, the “Commercial Covenants”) to submit to Bank on a biannual basis:

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certain advances against invoices and documents (the total value of the invoices submitted and/or documents representing commercial receivables in Euro in Italy as accepted by Bank, and for which advances during the reference period were granted), totalling € 0.00.

•	certain foreign cash proceeds understood as the overall amount of incoming or outgoing wire transfers (Non-SEPA Zone) and the foreign accredited cheques, totalling € 165,000.00.

•

certain P.O.S. cash proceeds understood as the total amount of deposits occurring during the Reference Period on accounts held by Borrower and opened at Bank, upon use of the card-acceptance service through P.O.S. devices (Point Of Sale) disbursed by Bank (physical/virtual or equivalent), totalling € 0.00.

•	certain cash proceeds from ATM - Cash-in Account Deposits understood as the total value of Deposits made into ATM - Cash-in (cash, cheques, cashier’s cheques) totalling € 0.00.

•

certain portfolio proceeds (subject to payment in due course) understood as the total amount of presentments for credit to the account subject to payment in due course of receivables and payment orders in Italy, including but not limited to bills of exchanges, collection orders and/or payment orders, whether in hard-copy or electronic format, channelled through Bank coffers during the period in question, and totalling € 0.00.

•

certain outgoing payment flows understood as the total amount of payments made (credit- and debit-card transactions, regular and rush RID [direct debit], Ri.Ba. [collection order], SEPA Direct-Debit, MAV [payment by advice], RAV [government remittance], F23, F24, payment slips, SEPA wire transfers), totalling € 165,000.00; excluded however are payments in which Bank is acting as creditor (e.g. loan instalment payments).

•	certain incoming SEPA wire-transfer proceeds understood as the total incoming SEPA wires credited to the account during the period in question, totalling € 165,000.00.

The parties stipulate, however: .

•

the detailed rules on individual services/products which supplement the reference parameters for the tracking of relevant balances with respect to the foregoing list, including the rules regarding any differentials, the option to reject the portfolio as presented, etc., shall remain in effect,

•

Borrower’s requests to access one or more services on the foregoing list, involving the issuance of credit, shall regardless be subject to Bank’s unassailable discretion on whether Borrower meets Bank’s requirements in terms of credit worthiness and Bank’s own interest.

The Parties agree that at the end of each semester beginning on 1/1 or 1/7 immediately subsequent to the date the loan is disbursed (“Reference Period”), Bank shall vet compliance in terms of Borrower’s continuing to abide by the pledge made under the instant article.

Should the foregoing duty not be entirely discharged, regardless of the reason, the Parties stipulate that Borrower shall pay a reasonable Off-setting Amount commensurate with the difference between the (i) rate/spread that would have applied to the Borrower had the latter not assumed the duty under the instant article; and (ii) rate/spread actually applied to the instant loan. That amount, calculated on a biannual basis as 0.500% of the outstanding loan balance as of the date the breach of duty is discovered, shall be paid within twenty (20) days of Bank’s notifying Borrower of the aforementioned breach. Bank shall, regardless, reserve the right to charge the aforementioned amount to the bank account opened in Borrower’s name.

The finding regarding compliance with the duty in question shall be made during each Reference Period until the loan is fully repaid. The Offsetting Amount shall only be paid for each Reference Period in which the biannual audit uncovers a failure to comply with such undertaking, as documented in the related notice sent by Bank.

The APR value set forth in the article entitled “Banking transparency, unilateral modification to the conditions and Banking and Financial Arbitrator” shall be calculated based on a presumption of ongoing compliance with the “covenant” and therefore without including the offset amount set forth in the instant article. The Annual Percentage Rate for the loan may be higher, overall, should Borrower fail to comply with the foregoing undertaking.

ART. 7 - Rescission, reduction, and release of guarantees by Bank

Any guarantees pledges in consideration for the instant contract shall remain firm and binding until the full balance of the debt is paid, regardless of when such pay-off occurs, and moreover until Bank expressly releases them, whether in whole or in part, or assents to their release or reduction.

ART. 8 - Prepayment

Borrower may prepay all or a portion of the loaned principal. Should Borrower exercise the prepayment option, and in accordance with applicable law, Borrower shall pay Bank an all-inclusive fee totalling 1.000% of the prepaid principal.

The full or partial prepayment shall, without exception, be predicated on an express written request, providing at least thirty (30) days’ notice, and provided Borrower has already had the loan disbursed.

Along with the principal, all interest on the prepaid principal accruing from the most recent instalment date until the repayment date, at the interest rate applicable immediately prior to the date of the repayment, shall be paid.

Customer copy

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 – Share Capital: Euro 10,328,618,260.14 at 20.12.2017 – Tax ID and Registration number in the Arezzo-Siena Business Register: 00884060526 – IVA MPS Group – VAT no. 01483500524 – www.mps.it – Monte dei Paschi di Siena Banking Group – Bank Code 1030.6 – Group Code 1030.6 – Enrolled in the Register maintained by the Bank of Italy as no. 5274 – Member of the Inter-bank Fund for Deposit Protection and the National Guarantee Fund	Date 10/04/2019	MILAN Branch 52 KALEYRA S.P.A. (141890818) File no. 37899562 Archive no. 55177253	p. 6 of 8

Any partial repayment shall serve to decrease the amount of subsequent instalments, whereas the total number of instalments as originally negotiated shall remain the same.

The foregoing shall also apply in those cases in which, due to a contract breach or for another reason, Bank has the right to demand immediate repayment of its receivables, including principal, interests (inclusive of late-payment interests), expenses, and anything else outstanding.

Where applicable according to the law, the Borrower’s right of subrogation pursuant to art. 120 quater of legislative decree385/93 and amended remains unprejudiced, with the exclusion of penalties or charges of any nature for the prepayment of this loan.

ART. 9 - Fees - Tax treatment

All fees and charges (including tax-related ones) arising from or relating to the instant contract shall be borne exclusively by Borrower.

Bank, by mutual agreement with Borrower (who herewith states it has been advised on the implications of such choice) shall not elect alternative tax under Art. 17 of Presidential Decree no. 601 (29 September 1973); thus, the loan contract and any security interests or guarantees in support of the same, regardless of when pledged, shall be subject to ordinary tax insofar as owed.

ART. 10 - Domicile - Forum selection

For all legal intents and purposes, Bank herewith elects its domicile in MILAN at the branch location for MILAN AG. 52, and Borrower at VIA TEODOSIO 65 20131 - MILAN (MI).

Disputes shall be heard by the court with personal jurisdiction over Borrower’s domicile.

ART. 11 - Banking transparency, unilateral modifications to conditions and the Banking and Financial Arbitrator

Once the instant contract is executed, Borrower shall agree to pay Bank:

•	underwriting fees totalling Euro 3,000.00, hereby granting Bank the right to withdraw such amount from the overall loan amount;

•

a processing fee totalling Euro 3,000.00 for the additional services offered by Bank and as previously announced, a fee which Bank is hereby authorised to withdraw as a separate charge against the amount actually disbursed.

Borrower acknowledges that the Annual Percentage Rate (APR), that is, the total transaction cost borne by the same, expressed as an annual loan percentage, shall be 1.610%.

Borrower further acknowledges it has reviewed the Informational Brochure relating to the instant loan.

Borrower directly acknowledges that all fees and expenses for each of the following ancillary services, requested over the lifecycle of the transaction, shall be borne by the same, according to the schedule set forth below:

INSTALMENT COLLECTION FEES

•	direct-debit fees € 2.50

•	other payment methods € 5.00

FEES FOR GENERATING AND SENDING NOTICES

•	fees for generating € 0.30

•

mailing/sending expenses - applied in accordance with the fee schedule as negotiated between Bank and the leading operators and the market. It is posted to Bank’s website (www.mps.it) and available at any Bank branch.

•	loan novation (assignment) € 78.00

•	repayment plan extensions-reductions € 104.00

•	expenses for calculating the loan balance € 26.00

(not charged when full pay-off is actually made by the due date for the pending instalment at the time of the request)

•	fees for sending reminder letters € 5.00

•	interest-certification fee € 8.00

•	duplicate of receipt € 5.84

•	fees for certifying loan approval € 52.00

•	repayment-schedule copy fee € 6.00

The expense items called “Fees for generating” and “Mailing/sending expenses” specified in the section “Fees for generating and sending notices” will not be collected by the Bank if the notices are sent electronically * NOTE-fees for generating and sending notices required under Art. 118 (Unilateral changes) of the Consolidated Banking Act, regardless of the channel used, are likewise waived.

Bank further states, and Borrower herewith agrees, pursuant to applicable banking-transparency rules, that the quantification of fees charged as periodic-notice fees shall not exceed the actual cost incurred for mailing.

In the event of a just cause, Bank reserves the right to modify contract and economic conditions under the instant article by sending a “Proposal for unilateral contract modification” with at least two (2) months’ notice, in accordance with Art. 118 of Legislative Decree no. 385 (1 September 1993).

Borrower warrants it is neither a small business or consumer, acknowledging that Bank reserves the right in accordance with paragraph 2 of Art. 118 of Legislative decree 385/93, where the elements set forth therein be met, to modify the interest rate in whole or in part should any of the following events or conditions arise:

•

increase in coverage costs incurred by Bank with respect to the form of financing contracted as a consequence to any monetary policy decision, or discernible from a material increase in indices including but not limited to:

1. average CDS (Credit Default Swap) value at the leading Italian banks for capitalisations or equivalent indices that are representative of the credit spread used by leading Italian banks;

return differential between Italian treasury securities and German treasury securities (known as the BTP-BUND spread);

3. return on the issuance (a/k/a auction) of Italian treasury securities with a term equal to, or similar to, the remaining term on the loan contract;

Customer copy

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 – Share Capital: Euro 10,328,618,260.14 at 20.12.2017 – Tax ID and Registration number in the Arezzo-Siena Business Register: 00884060526 – IVA MPS Group – VAT no. 01483500524 – www.mps.it – Monte dei Paschi di Siena Banking Group – Bank Code 1030.6 – Group Code 1030.6 – Enrolled in the Register maintained by the Bank of Italy as no. 5274 – Member of the Inter-bank Fund for Deposit Protection and the National Guarantee Fund	Date 10/04/2019	MILAN Branch 52 KALEYRA S.P.A. (141890818) File no. 37899562 Archive no. 55177253	p. 7 of 8

•

- modification to any law (be it a statute or regulation) or trends in opinions by any authority with jurisdiction over the matter concerning an increase in Bank’s coverage costs in terms of reserve obligations or tax-treatment;

•	- increase in operating costs incurred by Bank following an increase in inflation rates as recorded by ISTAT through the national overall consumer price index (“NIC”) or other equivalent index;

•	- a decline in Borrower credit-worthiness with an attendant need to set aside greater principal amounts by Bank to cover the higher bad-debt risk;

118 paragraph 2 bis, shall be disclosed through a ‘Proposal to unilaterally modify the contract’ with two-months’ notice, at a minimum, in accordance with the provisions of Art. 118 of Legislative Decree no. 118 of Legislative Decree no. 385 of 1 September 1993.

The modification shall be deemed approved where Borrower fails to withdraw from the contract by the date contemplated for its entering into effect, without any penalties or winding-up expenses, and with the restoration of conditions previously in effect.

Borrower further states it accepts and expressly approves the foregoing, including for purposes of provisions relating to transparency in banking.

For any disputes relating to interactions with Bank, Borrower may contact Bank’s Complaint Office (Viale Pietro Toselli n. 60 - 53100 Siena); where criteria for the same are met, Borrower may also contact the Banking and Financial Arbitrator (ABF)’s dispute-resolution system pursuant to Art. 128 bis of legislative decree 385/1993 (TUB), following the procedures described in the “Guide to the ABF” which can be found on the website www.arbitrobancariofinanziario.it, in your bank branch or on the bank’s website www.mps.it.

ART. 12 - Mediation procedure

With respect to the duty imposed by 5 of Legislative Decree no. no. 28 (4 March 2010, as subsequently amended) to make an attempt at mediation prior to filing suit, the contracting parties herewith agree, in accordance with the aforementioned Art. 5, paragraph 5, to subject any disputes which might arise under the instant contract to the following entities (selected for their specialisation in banking and finance):

•

Banking and Financial Arbitrator, dispute-resolution service instituted pursuant to Art. 128-bis of Legislative Decree no. 385/93 (Consolidated Banking Act), following the instructions set forth in the “Practical Guide to the ABF”, available at www.arbitrobancariofinanziario.it, at Bank branches or online at www.mps.it (which is only available to Customer, and only for disputes relating to banking services);

•

Banking Conciliation Entity, formed by the Banking and Finance Conciliation Association, in accordance with the “Conciliation Bylaws” available at the following website www.conciliatorebancario.it. at any Bank branch or online at www.mps.it.

Parties shall therefore be free (including after the instant contract is executed) to agree to enter into mediation with another entity, distinct from those listed supra, provided they are enrolled with the Register held at the Ministry of Justice, agreeable to both parties, and specialised in banking and finance.

Customer copy

BANCA MONTE DEI PASCHI DI SIENA a corporation with registered office in Siena at Piazza Salimbeni, 3 – Share Capital: Euro 10,328,618,260.14 at 20.12.2017 – Tax ID and Registration number in the Arezzo-Siena Business Register: 00884060526 – IVA MPS Group – VAT no. 01483500524 – www.mps.it – Monte dei Paschi di Siena Banking Group – Bank Code 1030.6 – Group Code 1030.6 – Enrolled in the Register maintained by the Bank of Italy as no. 5274 – Member of the Inter-bank Fund for Deposit Protection and the National Guarantee Fund	Date 10/04/2019	MILAN Branch 52 KALEYRA S.P.A. (141890818) File no. 37899562 Archive no. 55177253	p. 8 of 8

The present contract proposal, including the “Summary Document”, totals nine (9) stapled pages.

Should you agree with the foregoing, we ask that you kindly manifest your acceptance of the same by transcribing the full content hereof.

Would you kindly further copy the following provisions, signing each in explicit, individual acceptance whereof pursuant to Art. 1341, paragraph 2 of the Civil Code:

Art. 5 (Duties incumbent on Borrower; loan acceleration; contract termination)

Art. 7 (Cancellation, reduction, and waiver of guarantees by Bank)

Art. 10 second paragraph (derogation of jurisdiction)

Art. 11 (Unfavourable modifications of the economic conditions)

Art. 6 (Commercial Covenant - Off-setting amount)

Date 10/04/2019
BANCA MONTE DEI PASCHI DI SIENA
MILAN Branch 52

Customer copy